SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549-1004

                                   FORM 8-K

                                CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported)  March 22, 2001
                                                   -------------------

                      Commission File Number 1-5324
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                           NORTHEAST UTILITIES
                          --------------------
         (Exact name of registrant as specified in its charter)


                MASSACHUSETTS                 04-2147929
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     (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)         Identification No.)


    174 BRUSH HILL AVENUE, WEST SPRINGFIELD, MASSACHUSETTS 01090-0010
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           (Address of principal executive offices)        (Zip Code)


                             (413) 785-5871
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          (Registrant's telephone number, including area code)


                             Not Applicable
                             --------------
      (Former name or former address, if changed since last report)


ITEM 5.  OTHER EVENTS

Contact:  Jeffrey R. Kotkin
Office:  (860) 665-5154

NU REPORTS REVISED 2000 RESULTS; MAINTAINS 2001 OUTLOOK

     HARTFORD, Connecticut, March 22, 2001-Northeast Utilities (NU) today reported revised fourth-quarter and year-end financial results for 2000, as a result of an amended decision issued earlier this month by the Federal Energy Regulatory Commission (FERC).

     NU earned a revised $205.3 million before extraordinary charges in 2000, or $1.45 per share, on revenues of $5.88 billion. In the fourth quarter of 2000, NU earned $53.0 million, or $0.36 per share, before extraordinary charges, on revenues of $1.50 billion. The revised numbers represent reductions in year-end and fourth-quarter results of $24.6 million in revenues and $14.8 million of net income, or approximately $0.10 per share fully diluted.

     Including extraordinary charges related to industry restructuring in New Hampshire and a write-down of hydroelectric generating assets in Holyoke, Massachusetts, NU lost $28.6 million in 2000, or $0.20 per share for year-end 2000; $180.9 million, or $1.26 per share, in the fourth quarter of 2000.

     On March 6, 2001, the FERC issued an amended order related to the price for installed capacity (ICAP) in New England. The FERC instituted a charge of $8.75 per kilowatt-month for installed capacity, but made the price effective April 1, 2001. In an earlier decision in December 2000, the FERC had made the charge effective August 1, 2000, but in its revised decision, FERC substituted a $0.17 per kilowatt-month charge for the period of August 2000 through March 2001.

     Last week, NU strongly urged FERC to reconsider its latest decision and reinstitute the $8.75 per kilowatt-month charge, effective August 1, 2000. But because the issue remains in doubt, NU has opted to revise its 2000 results prior to filing its 10-K with the Securities and Exchange Commission, said Michael G. Morris, NU chairman, president and chief executive officer.

     Morris said the revenue reduction occurred at Select Energy, Inc., NU's unregulated energy marketing subsidiary. The change lowered the 2000 earnings of NU's unregulated energy businesses to $13.6 million and resulted in a $1.2 million loss in those businesses in the fourth quarter of 2000. Despite the change, NU's unregulated energy businesses recorded revenues of nearly $1.9 billion in 2000, up from approximately $649 million in 1999.

     Morris said NU's first-quarter 2001 results would be adversely affected by the lower ICAP charge through March 31, 2001, as well as the ongoing refueling outage at the Millstone 3 nuclear power plant in Waterford, Connecticut.

     For the year, however, lower financing costs are expected to significantly offset those factors. As a result, NU continues to project earnings of between $1.40 and $1.60 per share in 2001, not including significant nonrecurring gains and losses, Morris said.

     NU operates New England's largest energy delivery system with approximately 1.77 million electric customers in Connecticut, New Hampshire and Massachusetts and 185,000 natural gas customers in Connecticut, and is one of the largest competitive energy suppliers in New England. NU has approximately 144 million shares outstanding.

     This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements of future expectations and not facts. Actual results or developments might differ materially from those included in the forward-looking statements because of factors such as competition and industry restructuring, changes in economic conditions, changes in historical weather patterns, changes in laws, regulations or regulatory policies, developments in legal or public policy doctrines, technological developments and other presently unknown or unforeseen factors. Other risk factors are detailed from time to time in NU's reports to the Securities and Exchange Commission.

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                                   SIGNATURE

    Pursuant to the requirements of the Securities and Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  NORTHEAST UTILITIES
                                  (registrant)



                                  By /S/ Cheryl W. Grise
                                  Cheryl W. Grise
                                  Senior Vice President, Secretary and
                                   General Counsel